Exhibit 10.63
Amendment
The Common Stock Purchase Warrant (the “Warrant”) issued by T3 Motion, Inc., a Delaware corporation (the “Company”), and currently held by the undersigned (the “Holder”), is hereby amended to remove price-based, anti-dilution protection provisions as follows:
1.	Section 2(b) of the Warrant is amended and restated as follows:
     b) Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be $0.50, subject to adjustment hereunder (the “Exercise Price”).
2.	Section 3(b) of the Warrant is amended and restated as follows:

“Reserved.”

3.	Except as amended hereby, the terms of the Warrant shall remain in full force and effect and shall continue to be the binding and legal obligation of the parties.

4.	This Amendment may be executed in two or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile with original signatures to follow.

5.	All initially capitalized terms not otherwise defined shall have the meaning set forth in the original Warrant.
     IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Common Stock Purchase Warrant as of the ___th day of __________, 2011.
“COMPANY”
T3 Motion, Inc.,
a Delaware corporation

By:
Name:
Title:

HOLDER:

(print warrantholder name)

(if Holder is a natural person, sign here)	(if Holder is an entity, sign here)

By:
Signature	Name:
Title: